Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-93773 of Potash Corporation of Saskatchewan, Inc. on Form S-8 of our report dated April 29, 2005, appearing in the Annual Report on Form 11-K of the PCS U.S. Employees’ Saving Plan for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
Chicago, Illinois
June 24, 2005